Exhibit 99.1
FOR IMMEDIATE RELEASE
Peerless Mfg. Co. Announces Date for Special Meeting of Shareholders to Consider Delaware Holding Company Reorganization
Dallas, Texas, July 1, 2008 — Peerless Mfg. Co. (Nasdaq: PMFG) today announced that it will hold a special shareholder meeting on August 14, 2008 at 10:00 a.m., Dallas, Texas time. At the meeting, Peerless shareholders will be asked to approve a reorganization of Peerless into a Delaware holding company structure. In the reorganization, Peerless would become a wholly owned subsidiary of PMFG, Inc., a newly formed Delaware corporation. The current business, operations and management of Peerless will not change as a result of the reorganization.
In the reorganization, the shareholders of Peerless would receive two shares of PMFG common stock for each share of Peerless common stock that they own. As a result, the reorganization will have the same effect as a two-for-one stock split. The shares of PMFG common stock are expected to trade on the Nasdaq Global Market under the ticker symbol “PMFG,” the same ticker symbol under which shares of Peerless common stock currently trade. Shareholders of record on July 1, 2008 will be entitled to attend and vote at the special meeting to approve the reorganization.
Additional Information and Where To Find It
Peerless Mfg. Co. and PMFG, Inc. have filed a registration statement that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Delaware holding company reorganization. PEERLESS SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN FILED, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DELAWARE HOLDING COMPANY REORGANIZATION. Investors may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about Peerless, PMFG and the reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the preliminary proxy statement/prospectus and other filings containing information about Peerless and the reorganization can be obtained without charge by directing a request to Peerless Mfg. Co.: Attention: Secretary, 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, or by telephone at (214) 353-5545 or on Peerless’ website, http://www.peerlessmfg.com. The definitive proxy statement/prospectus will be mailed to the shareholders of Peerless.
Interests of Participants
Peerless, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Peerless in favor of the proposed holding company reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus and other relevant documents that Peerless Mfg. Co. and PMFG, Inc. have filed and intend to file with the SEC in connection with the special meeting of shareholders of Peerless Mfg. Co.

About Peerless Mfg. Co.
Peerless Mfg. Co. is a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. Peerless primarily serves the markets for power generation, natural gas infrastructure, and refining and petrochemical processing. Peerless offers a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers. Headquartered in Dallas, Texas, Peerless markets its products worldwide.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results to be materially different from any future results expressed or implied by these forward-looking statements. You should not place undue reliance on these statements which only speak as of the date of this release. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, Peerless notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results expressed in these forward-looking statements. These risks and uncertainties include the inability to realize the expected benefits of the proposed reorganization into a Delaware holding company and Peerless’ ability to execute its plans and strategies. Other important information regarding factors that may affect Peerless’ future performance is included in the public reports that Peerless files with the Securities and Exchange Commission, including the information in Item 1A, “Risk Factors” of Part I to our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and in Item 1A of Part II to our Quarterly Report on Form 10-Q for the period ended March 31, 2008. Peerless undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Peerless or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Henry G. Schopfer, Chief Financial Officer
Peerless Mfg. Co.
14651 North Dallas Parkway
Suite 500
Dallas, Texas 75254
Phone: (214) 353-5545
Fax: (214) 351-4172
www.peerlessmfg.com
or
Kevin McGrath
Cameron Associates
(212) 245-4577
Kevin@cameronassoc.com

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